Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasury & Investor Relations 305-428-8000

World Fuel Services Corporation Reports First Quarter 2019 Results

MIAMI—April 25, 2019-- World Fuel Services Corporation (NYSE: INT)
First-Quarter 2019 Highlights

•	Total gross profit of $251.1 million, up 3% year-over-year

•	GAAP net income of $42.8 million, or $0.64 per diluted share

•	Adjusted net income of $44.5 million, or $0.66 per diluted share

•	Adjusted EBITDA of $94.8 million, up 17% year-over-year

“We are pleased to announce a solid start to the year with all three segments delivering strong results,” stated Michael J. Kasbar, Chairman and Chief Executive Officer of World Fuel Services Corporation. “The actions we took during the past year are driving improvements in operating leverage and profitability.”

Our aviation segment generated gross profit of $114.3 million in the first quarter, an increase of 4% year-over-year, primarily driven by strong results in our government-related and international fueling operations. Our marine segment generated gross profit of $35.2 million, an increase of 13% year-over-year, principally related to solid performance in our core resale operations. Our land segment generated gross profit of $101.5 million, essentially flat year-over-year due to a decline in activity in the United Kingdom as a result of warm winter weather, which was offset by higher profitability in our Kinect global energy services platform, and our retail, commercial and industrial operations.

Our GAAP net income of $42.8 million, or $0.64 per diluted share, includes a discrete tax benefit of $8.8 million which corrects a prior period with respect to a foreign tax filing. Additionally, our results include $3.4 million of operating income ($2.3 million after-tax) to correct an item that should have also been recognized in a prior period.  Excluding these items, which we have determined were not material to current or prior periods, our net income would have been $31.7 million, or $0.47 per diluted share.

Excluding the items above and acquisition and restructuring-related charges, our adjusted net income would have been $33.4 million, or $0.50 per diluted share.

“We have now delivered year-over-year increases in our adjusted EBITDA for eight consecutive quarters,” said Ira M. Birns, Executive Vice President and Chief Financial Officer. “This demonstrates the significant progress we have made in sharpening our portfolio and controlling costs to drive enhanced returns.”

Additional Financial Information

Cash flow generated from operating activities was $21.9 million for the first quarter of 2019 compared to a use of $228.8 million in the first quarter of 2018, which had included approximately $120.0 million resulting from a statement of cash flows accounting standard adopted in 2018.

Total operating expenses, excluding acquisition and restructuring-related costs, were $178.8 million in the first quarter of 2019 and our operating expense ratio declined to 71.1% from 74.5% in the first quarter of 2018.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), and net debt (collectively, the “Non-GAAP Measures”). The Non-GAAP Measures exclude acquisition related charges and restructuring costs primarily because we do not believe they are reflective of the Company’s core operating results. We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our actions taken in the past year and their impact on operating leverage and returns, as well as our expectations about our progress in sharpening our portfolio and controlling costs to drive enhanced returns. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively leverage technology and operating systems and realize the anticipated benefits, our ability to successfully execute and achieve efficiencies and other benefits related to our transformation initiatives, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, the loss of, or reduced sales, to a significant government customer such as the North Atlantic Treaty Organization, our ability to successfully implement our growth strategy, our ability to effectively integrate acquired businesses and recognize the anticipated benefits, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our returns and future earnings, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	March 31,	December 31,
	2019	2018
Assets:
Current assets:
Cash and cash equivalents	$204.4	$211.7
Accounts receivable, net	2,728.7	2,739.6
Inventories	598.7	523.1
Prepaid expenses	55.3	65.7
Short-term derivative assets, net	47.3	155.2
Other current assets	270.7	279.5
Total current assets	3,905.2	3,974.8
Property and equipment, net	356.1	350.3
Goodwill	853.3	852.7
Identifiable intangible and other non-current assets	624.8	499.0
Total assets	$5,739.4	$5,676.9
Liabilities:
Current liabilities:
Current maturities of long-term debt and capital leases	$45.8	$41.1
Accounts payable	2,376.6	2,399.6
Customer deposits	93.5	118.2
Accrued expenses and other current liabilities	365.2	377.0
Total current liabilities	2,881.2	2,935.9
Long-term debt	649.7	659.9
Non-current income tax liabilities, net	185.0	194.6
Other long-term liabilities	162.1	54.9
Total liabilities	3,877.9	3,845.3
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 67.1 and 67.0 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	0.7	0.7
Capital in excess of par value	343.0	340.4
Retained earnings	1,644.9	1,606.1
Accumulated other comprehensive loss	(142.6)	(131.7)
Total World Fuel shareholders' equity	1,846.0	1,815.4
Noncontrolling interest	15.5	16.1
Total equity	1,861.5	1,831.6
Total liabilities and equity	$5,739.4	$5,676.9

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended
	March 31,
	2019	2018
Revenue	$8,678.8	$9,181.3
Cost of revenue	8,427.7	8,937.9
Gross profit	251.1	243.4
Operating expenses:
Compensation and employee benefits	110.1	113.9
General and administrative	70.6	72.3
	180.7	186.2
Income from operations	70.4	57.2
Non-operating expenses, net:
Interest expense and other financing costs, net	(19.4)	(16.3)
Other income (expense), net	0.4	(2.3)
	(19.0)	(18.6)
Income (loss) before income taxes	51.3	38.6
Provision for income taxes	8.4	7.3
Net income (loss) including noncontrolling interest	42.9	31.3
Net income attributable to noncontrolling interest	0.1	0.1
Net income (loss) attributable to World Fuel	$42.8	$31.2

Basic earnings per common share	$0.64	$0.46

Basic weighted average common shares	67.1	67.5

Diluted earnings per common share	$0.64	$0.46

Diluted weighted average common shares	67.4	67.9

Comprehensive income:
Net income (loss) including noncontrolling interest	$42.9	$31.3
Other comprehensive income (loss):
Foreign currency translation adjustments	0.2	10.2
Cash flow hedges, net of income tax benefit of $4.1 and $4.2 for the three months ended March 31, 2019 and 2018, respectively	(11.9)	(9.7)
Other comprehensive income (loss):	(11.7)	0.5
Comprehensive income (loss) including noncontrolling interest	31.3	31.8
Comprehensive income (loss) attributable to noncontrolling interest	(0.8)	(0.3)
Comprehensive income (loss) attributable to World Fuel	$32.0	$32.1

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$42.9	$31.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	22.3	18.8
Provision for bad debt	2.4	1.8
Share-based payment award compensation costs	4.2	4.2
Deferred income tax provision (benefit)	(4.5)	(7.1)
Foreign currency losses, net	4.4	2.6
Other	8.2	0.7
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net (reduced by beneficial interests received in exchange for accounts receivables sold of $120.0 for the three months ended March 31, 2018)	11.2	(71.2)
Inventories	(83.4)	(84.8)
Prepaid expenses	8.7	6.1
Short-term derivative assets, net	164.2	(2.8)
Other current assets	27.3	(25.5)
Cash collateral with financial counterparties	(32.6)	21.2
Other non-current assets	27.3	(28.4)
Accounts payable	(24.2)	(50.9)
Customer deposits	(24.7)	(5.3)
Accrued expenses and other current liabilities	(93.2)	(30.2)
Non-current income tax, net and other long-term liabilities	(38.7)	(9.3)
Total adjustments	(21.0)	(260.1)
Net cash provided by (used in) operating activities	21.9	(228.8)
Cash flows from investing activities:
Cash receipts of retained beneficial interests in receivable sales	—	120.0
Acquisition of businesses, net of cash acquired	—	(22.0)
Capital expenditures	(21.8)	(15.4)
Other investing activities, net	2.8	3.6
Net cash (used in) provided by investing activities	(19.0)	86.1
Cash flows from financing activities:
Borrowings of debt	1,544.4	1,468.9
Repayments of debt	(1,550.1)	(1,545.1)
Dividends paid on common stock	(4.0)	(4.0)
Other financing activities, net	(1.4)	(0.5)
Net cash (used in) financing activities	(11.1)	(80.8)
Effect of exchange rate changes on cash and cash equivalents	0.9	4.1
Net (decrease) increase in cash and cash equivalents	(7.3)	(219.4)
Cash and cash equivalents, as of the beginning of the period	211.7	372.3
Cash and cash equivalents, as of the end of the period	$204.4	$152.9

* The adoption of ASU 2016-15 resulted in operating cash flow decreases and investing cash flow increases of $120.0 million for the three months ended March 31, 2018.

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2019	2018
Net income attributable to World Fuel	$42.8	$31.2
Acquisition related charges	0.4	0.6
Restructuring-related costs	1.8	4.3
Income tax impacts	(0.5)	(1.0)
Adjusted net income attributable to World Fuel	$44.5	$35.0

Diluted earnings per common share	$0.64	$0.46
Acquisition related charges	0.01	0.01
Restructuring-related costs	0.03	0.06
Income tax impacts	(0.01)	(0.02)
Adjusted diluted earnings per common share	$0.66	$0.52

	For the Three Months Ended
	March 31,
Non-GAAP financial measures and reconciliation:	2019	2018
Income from operations	$70.4	$57.2
Depreciation and amortization	22.3	18.8
Acquisition related charges	0.4	0.6
Restructuring-related costs	1.8	4.3
Adjusted EBITDA(1)	$94.8	$80.9

(1)
The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and are not representative of our core business, including those associated with acquisition related charges and restructuring costs.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Revenue:	2019	2018
Aviation segment	$4,252.7	$4,292.9
Land segment	2,493.6	2,860.7
Marine segment	1,932.5	2,027.7
	$8,678.8	$9,181.3
Gross profit:
Aviation segment	$114.3	$110.0
Land segment	101.5	102.2
Marine segment	35.2	31.2
	$251.1	$243.4
Income from operations:
Aviation segment	$55.6	$47.8
Land segment	21.0	19.6
Marine segment	13.5	8.6
	90.1	75.9
Corporate overhead - unallocated	(19.7)	(18.7)
	$70.4	$57.2

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended
	March 31,
Volume (Gallons):	2019	2018
Aviation Segment	1,970.7	1,967.1
Land Segment (1)	1,345.8	1,458.3
Marine Segment (2)	1,372.4	1,524.6
Consolidated Total	4,688.8	4,949.9

(1)	Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (KwH) for our Kinect power business.

(2)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons was 5.2 for the three months ended March 31, 2019.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasury & Investor Relations